                               [LETTERHEAD]

                              August 22, 1997


ChoiceTel Communications, Inc.
9724 10th Avenue North
Plymouth, MN 55441

Gentlemen:

    As counsel for ChoiceTel Communications, Inc. (the "Company"), we have participated in the preparation of the Registration Statement on Form SB-2, filed by the Company with the Securities and Exchange Commission on June 25, 1997, as amended by Amendment No. 1 dated as of the date hereof (the "Registration Statement"), Registration No. 333-29969, with respect to the issuance and sale of units (the "Units"), each Unit consisting of one share of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and one redeemable Common Stock Purchase Warrant entitling the holder thereof to purchase one share of Common Stock (the "Redeemable Warrants"), and we have examined the Company's Amended and Restated Articles of Incorporation, the form of Redeemable Warrant Agreement with Norwest Bank Minnesota, National Association, as warrant agent, included in the Registration Statement as Exhibit
4.2 thereto, pursuant to which the Redeemable Warrants will be issued (the "Warrant Agreement"), and such other documents, corporate records and matters of law as we have deemed necessary for purposes of this opinion. Based upon such examination and review, it is our opinion that:

    1. The Company has been duly incorporated and is validly existing under the laws of the State of Minnesota.

    2. When delivered and paid for as contemplated by the Registration Statement, the issuance of the Units in a public offering pursuant to the Registration Statement will have been duly authorized by all necessary corporate action on the part of the Company and the shares of Common Stock comprising part of the Units will be legally issued, fully paid and non-assessable.

    3. When issued in accordance with the terms of Redeemable Warrants and the Warrant Agreement, the issuance of the shares of Common Stock issuable upon exercise of the Redeemable Warrants comprising part of the Units will have been duly authorized by all necessary corporate action on the part of the Company and such shares of Common Stock will be legally issued, fully paid and non-assessable.

    We hereby consent to being named in the Registration Statement, and in the Prospectus which constitutes a part thereof, as counsel for the Company who have passed upon legal matters in connection with the issuance of the Units, the Common Stock and the Redeemable Warrants. We further consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Yours very truly,


                             /s/ Robins, Kaplan, Miller & Ciresi L.L.P.